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As filed with the Securities and Exchange Commission on February 11, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

USA Education, Inc.
(Formerly known as SLM Holding Corporation)
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

52-2013874
(I.R.S. employer
identification no.)

11600 Sallie Mae Drive
Reston, Virginia 20193
(703) 810-3000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Marianne M. Keler, Esq.
Executive Vice President and General Counsel
USA Education, Inc.
11600 Sallie Mae Drive
Reston, Virginia 20193
(703) 810-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael E. Sheehan
Associate General Counsel
USA Education, Inc.
11600 Sallie Mae Drive
Reston, Virginia 20193
(703) 810-3000

      Approximate date of commencement of proposed sale to public:  From time to time after the effective date of this registration statement as determined by the selling stockholders.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /x/

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered and Sold	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, par value $.20 per share,	179,748	$87.28	$15,688,405.44	$1,443.48

(1)
The maximum offering price per share has been determined solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices for the common stock reported on the New York Stock Exchange on February 6, 2002.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
179,748 Shares of Common Stock
USA EDUCATION, INC.
(formerly known as SLM Holding Corporation)

        This prospectus relates to up to 179,748 shares of our common stock which may be offered and sold from time to time by certain of our stockholders, all of whom are named in this prospectus. The selling stockholders acquired these shares in connection with our acquisition of General Revenue Corporation, which occurred on January 31, 2002.

        We will not receive any of the proceeds from the sale of the shares. The selling stockholders may offer the shares through public or private transactions, on or off the New York Stock Exchange, at prevailing market prices, or at privately negotiated prices. We have agreed to bear certain expenses associated with the registration of the shares under federal and state securities laws, other than selling commissions, if any.

        Our common stock is listed on the New York Stock Exchange, under the symbol "SLM". On February 8, 2002, the last reported sale price for our common stock was $91.50 per share.

        We are required to include the following legend:

Obligations of USA Education, Inc. and any subsidiary of USA Education, Inc. are not guaranteed by the full faith and credit of the United States of America. Neither USA Education, Inc. nor any subsidiary of USA Education, Inc. is a government-sponsored enterprise (other than the Student Loan Marketing Association) or an instrumentality of the United States of America.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 11, 2002.

You should rely only on the information contained in this prospectus or any supplement. No one is authorized to provide you with information different from that which is contained in or incorporated by reference into this prospectus. Shares of common stock are being offered and sold only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

Table of Contents

Forward-Looking Statements	2
USA Education, Inc.	3
Use of Proceeds	4
Selling Stockholders	4
Plan of Distribution	4
Legal Matters	5
Experts	5
Where You Can Find More Information	6
Incorporation of Certain Documents By Reference	7

Forward Looking Statements

        This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on our management's beliefs and assumptions and on information currently available to them. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

        Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements after we distribute this prospectus.

        You should understand that the following important factors could cause our results to differ materially from those expressed in forward-looking statements:

  •
  changes in the terms of education loans and the educational credit marketplace arising from the implementation of applicable laws and regulations and from changes in these laws and regulations that may reduce the volume, average term, costs and yields on education loans under the Federal Family Education Loan Program or result in loans being originated or refinanced under non-FFELP programs or affect the terms upon which banks and others agree to sell loans to us;

  •
  changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, which could reduce demand for our products and services or increase our costs; and

  •
  changes in the general interest rate environment and in the securitization markets for education loans, which could increase the costs or limit the availability of financings necessary to originate, purchase or carry education loans.

USA Education, Inc.

        We were formed in 1997 in connection with the reorganization of the Student Loan Marketing Association under the Student Loan Marketing Association Reorganization Act of 1996. Our principal business is financing and servicing education loans. We presently conduct a majority of this business through two wholly owned subsidiaries: Student Loan Marketing Association, a government-sponsored enterprise chartered by an act of Congress, and Sallie Mae Servicing Corporation, a Delaware corporation. We are the largest non-governmental source of financing and servicing for education loans in the United States.

        Our principal executive offices are located at 11600 Sallie Mae Drive, Reston, VA 20193, and our telephone number is (703) 810-3000.

Use of Proceeds

        The selling stockholders are offering all of the shares of common stock covered by this prospectus. We will not receive any proceeds from the sale of the shares.

Selling Stockholders

        The following table sets forth:

  •
  the name and principal position or positions over the past three years with us of each selling stockholder;

  •
  the number of shares of our common stock owned by each selling stockholder as of February 8, 2002;

  •
  the number of shares of our common stock being registered under this registration statement, some or all of which shares may be sold from time to time pursuant to this prospectus; and

  •
  the number of shares of our common stock and the percentage of the total class of common stock outstanding to be owned by each selling stockholder following this offering, assuming the sale pursuant to this offering of all the shares being registered under this registration statement.

        The following table includes information provided to us by the selling stockholders. Since the date on which they provided us with the relevant information, the selling stockholders may have sold, transferred or otherwise disposed of all or a portion of their shares of our common stock or purchased additional shares of our common stock.

        We cannot assure you that any of the selling stockholders will sell any or all of the shares offered by them under this registration statement.

        The inclusion in the table of the individuals named in the table shall not be deemed to be an admission that any such individuals are our "affiliates."

				Shares Beneficially Owned if All Shares Registered Are Sold
Name of Selling Stockholder	Principal Position(s) with USA Education, Inc.	Number of Shares Beneficially Owned Prior to Offering	Number of Shares Registered
				Number	Percent
Myron D. Rowland	*	107,849	107,849	0	**	%
W. Robert Lawhorn	*	71,899	71,899	0	**	%

*
Messrs. Rowland and Lawhorn are the President and Executive Vice President, respectively, of General Revenue Corporation, an indirect, wholly owned subsidiary of USA Education, Inc.
**
Indicates ownership of less than 1%.

        The selling stockholders acquired the shares in connection with our acquisition of GRC, which occurred on January 31, 2002.

        Under the terms of our acquisition of GRC, we agreed to register these shares in a registration statement, and to keep the registration statement effective until the second anniversary of the date the registration statement is declared effective unless all of the shares registered under this registration statement are sold by the selling stockholders prior to that date, or are eligible to be resold under Rule 144 of the Securities Act. This prospectus also covers any additional shares of common stock that become issuable in connection with the shares being registered by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

Plan of Distribution

        We are registering the common stock on behalf of the selling stockholders. As used in this prospectus, the term "selling stockholders" includes pledgees, transferees or other successors-in-interest selling shares received from the selling stockholders as pledgors, borrowers or in connection with other non-sale-related transfers after the date of this prospectus. This prospectus may also be used by transferees of the selling stockholders, including broker-dealers or other transferees who borrow or purchase the shares to settle or close out short sales of shares of common stock. The selling stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each sale or non-sale related transfer. We will not receive any of the proceeds of this offering.

        The selling stockholders may sell their shares of common stock directly to purchasers from time to time. Alternatively, they may from time to time offer the common stock to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders or the purchasers of such securities for whom they may act as agents. The selling stockholders and any underwriters, broker/dealers or agents that participate in the distribution of common stock may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. We know of no existing arrangements between any selling stockholder and any other selling stockholder, underwriter, broker/dealer or other agent relating to the sale or distribution of the shares. No underwriter, broker/dealer or agent has been engaged by us in connection with the distribution of the shares.

        The common stock may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the common stock may be effected by means of one or more of the following transactions (which may involve crosses or block transactions):

  •
  on any national securities exchange, such as the New York Stock Exchange, or quotation service on which the common stock may be listed or quoted at the time of sale,

  •
  in the over-the-counter market,

  •
  in transactions otherwise than on such exchanges or services or in the over-the-counter market, or

  •
  through the purchase and sale of over-the-counter options.

        In connection with sales of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker/dealers, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell common stock short and deliver common stock to close out such short positions, or loan or pledge common stock to broker/dealers that in turn may sell such securities.

        At the time a particular offering of the common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of common stock being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers.

        To comply with the securities laws of certain jurisdictions, if applicable, the common stock will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers.

        The selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, which provisions may limit the timing of purchases and sales of any of the common stock by the selling stockholders. The foregoing may affect the marketability of these securities.

        All expenses of the registration of the common stock will be paid by us; provided, however, that the selling stockholders will pay all underwriting discounts and selling commissions, if any.

Legal Matters

        Marianne M. Keler, Esq., who is our Executive Vice President and General Counsel, or another of our lawyers, will issue an opinion about the validity of our shares of common stock. Ms. Keler owns shares of our common stock and holds stock options and stock-based awards under our compensation and management incentive plans. She may receive additional awards under these plans in the future.

Experts

        The financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2000 and incorporated by reference in this prospectus and elsewhere in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

        This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). The SEC's rules and regulations allow us to omit certain information included in the registration statement from this prospectus. The registration statement may be inspected by anyone without charge at the SEC's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549.

        In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You may read and copy this information at the SEC's Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room at rates determined by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You can also inspect reports, proxy statements and other information that we have filed electronically with the SEC at the SEC's web site at http://www.sec.gov. These documents can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

Incorporation of Certain Documents By Reference

        The SEC allows us to "incorporate by reference" information into this prospectus and any prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus and any prospectus supplement. Information that we file later with the SEC and that is incorporated by reference in any prospectus supplement will automatically update and supercede information contained in this prospectus and any prospectus supplement.

        The following documents contain important information about us and our financial condition. We have previously filed these documents with the SEC and incorporate them by reference into this prospectus:

  1.
  Our annual report on Form 10-K for the year ended December 31, 2000, filed on April 2, 2001;

  2.
  Our quarterly report on Form 10-Q for the quarter ended March 31, 2001, filed on May 15, 2001; our quarterly report on Form 10-Q for the quarter ended June 30, 2001, filed on August 14, 2001 and our quarterly report on Form 10-Q for the quarter ended September 30, 2001, filed on November 14, 2001;

  3.
  Our current reports on Form 8-K filed on February 22, 2001, February 27, 2001, March 7, 2001, April 17, 2001, June 18, 2001 and November 7, 2001;

  4.
  The description of our common stock in our Form 8-A, which we filed on August 7, 1997 and amended on July 27, 1999 (File Number 1-13251), and any amendments or reports filed for the purpose of updating this description; and

  5.
  Our definitive proxy statement1 dated April 6, 2001.

1
The information referred to in Item 402(a)(8) of Regulation S-K and paragraph (d)(3) of Item 7 of Regulation 14C promulgated by the SEC shall not be deemed to be specifically incorporated by reference into this prospectus.

        We also incorporate by reference additional documents that we may file with the SEC after the date of this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

        Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You may request a copy of these documents by writing or telephoning us at the following address:

Corporate Secretary
USA Education, Inc.
11600 Sallie Mae Drive
Reston, VA 20193
(703) 810-3000

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

        The following sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All such expenses will be borne by USA Education, Inc. All amounts set forth below are estimates, other than the SEC registration fee.

SEC Registration Fee	$1,455.24
Printing and Engraving Expenses	$5,000.00	*
Legal Fees and Expenses	$10,000.00	*
Accounting Fees and Expenses	$5,000.00	*
Miscellaneous	$544.76

TOTAL	$22,000.00

*
Estimated.

Item 15. Indemnification of Officers and Directors

        Article VIII of USA Education, Inc.'s amended By-Laws provides for indemnification of the officers and directors of USA Education, Inc. to the fullest extent permitted by applicable law. Section 145 of the Delaware General Corporation Law provides, in relevant part, that a corporation organized under the laws of Delaware shall have the power, and in certain cases the obligation, to indemnify any person who was or is a party or is threatened to be made a party to any suit or proceeding because such person is or was a director, officer, employee or agent of the corporation or is or was serving, at the request of the corporation, as a director, officer, employee or agent of another corporation, against all costs actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, he had no reason to believe his conduct was unlawful. Similar indemnity is permitted to be provided to such persons in connection with an action or suit by or in right of the corporation, provided such person acted in good faith and in a manner he believed to be in or not opposed to the best interests of the corporation, and provided further (unless a court of competent jurisdiction otherwise determines) that such person shall not have been adjudged liable to the corporation.

        The directors and officers of USA Education, Inc. and its subsidiaries are covered by a policy of insurance under which they are insured, within limits and subject to certain limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings in which they are parties by reason of being or having been directors or officers.

Item 16. Exhibits

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of USA Education, Inc. (incorporated by reference to the registrant's registration statement of Form S-1 (File No. 333-21217))
4.2	Bylaws of USA Education, Inc. (incorporated by reference to the registrant's quarterly report on Form 10-Q for the period ended June 30, 2000) (File No. 1-13251)
*5.1	Opinion of Marianne M. Keler, Esq.
*23.1	Consent of Marianne M. Keler, Esq. (contained in Exhibit 5.1)
*23.2	Consent of Arthur Andersen LLP, independent auditors
24.1	Power of Attorney (included on the signature page of this registration statement)

*
Filed herewith.

Item 17. Undertakings

A.
Rule 415 Offering. The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2)
  That, for the purpose of the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.
Filings Incorporating Subsequent Exchange Act Documents by Reference

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.
Request for Acceleration of Effective Date

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Commonwealth of Virginia, on the 11th day of February, 2002.

USA EDUCATION, INC.
By:	/s/ ALBERT L. LORD Albert L. Lord Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marianne M. Keler and Mary F. Eure his true and lawful attorney-in-fact and agent, for him, with full power of substitution and resubstitution, for him and in his name, place and stand, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below on the 8th day of February, 2002.

SIGNATURE	TITLE	DATE

/s/ EDWARD A. FOX Edward A. Fox	Chairman of the Board of Directors	February 8, 2002
/s/ ALBERT L. LORD Albert L. Lord	Chief Executive Officer (principal executive officer)	February 8, 2002
/s/ JOHN F. REMONDI John F. Remondi	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	February 8, 2002
/s/ CHARLES L. DALEY Charles L. Daley	Director	February 8, 2002

/s/ WILLIAM M. DIEFENDERFER William M. Diefenderfer	Director	February 8, 2002
/s/ THOMAS J. FITZPATRICK Thomas J. Fitzpatrick	Director	February 8, 2002
Diane S. Gilleland	Director	February 8, 2002
Earl A. Goode	Director	February 8, 2002
/s/ ANN TORRE GRANT Ann Torre Grant	Director	February 8, 2002
Ronald F. Hunt	Director	February 8, 2002
/s/ BENJAMIN J. LAMBERT, III Benjamin J. Lambert, III	Director	February 8, 2002
/s/ JAMES C. LINTZENICH James C. Lintzenich	Director	February 8, 2002
/s/ BARRY A. MUNITZ Barry A. Munitz	Director	February 8, 2002
/s/ A. ALEXANDER PORTER A. Alexander Porter	Director	February 8, 2002
/s/ WOLFGANG SCHOELLKOPF Wolfgang Schoellkopf	Director	February 8, 2002
/s/ STEVEN L. SHAPIRO Steven L. Shapiro	Director	February 8, 2002
/s/ BARRY L. WILLIAMS Barry L. Williams	Director	February 8, 2002

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of USA Education, Inc. (incorporated by reference to the registrant's registration statement of Form S-1 (File No. 333-21217))
4.2	Bylaws of USA Education, Inc. (incorporated by reference to the registrant's quarterly report on Form 10-Q for the period ended June 30, 2000) (File No. 1-13251)
*5.1	Opinion of Marianne M. Keler, Esq.
*23.1	Consent of Marianne M. Keler, Esq. (contained in Exhibit 5.1)
*23.2	Consent of Arthur Andersen LLP, independent auditors
24.1	Power of Attorney (included on the signature page of this registration statement)

*
Filed herewith.

QuickLinks

Table of Contents
Forward Looking Statements
USA Education, Inc.
Use of Proceeds
Selling Stockholders
Plan of Distribution
Legal Matters
Experts
Where You Can Find More Information
Incorporation of Certain Documents By Reference
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX